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      [LOGO]                                                           EXHIBIT 5
      LEGAL
      Wilmington, Delaware 19898

                                                                  April 27, 1994

E. I. DU PONT DE NEMOURS AND COMPANY
1007 MARKET STREET
WILMINGTON, DELAWARE 19898

Dear Sirs:

     With reference to the Registration Statement on Form S-3 being filed by you with the Securities and Exchange Commission, registering $3,000,000,000 aggregate principal amount of Debt Securities of E. I. du Pont de Nemours and Company (the "Company") for issuance from time to time pursuant to Rule 415 of the Securities Act of 1933, as amended, it is my opinion that:

          (1) the Company is duly organized, validly existing, and in good standing under the laws of the State of Delaware, and

          (2) when duly authorized, executed, authenticated and delivered, all such Debt Securities will be legally issued and will constitute valid and binding obligations of the Company.

     I hereby consent to use of this opinion as an exhibit in the above-mentioned Registration Statement.

                                            Very truly yours,

                                            /s/ HOWARD J. RUDGE
                                            ------------------------------------
                                            Howard J. Rudge
                                            Senior Vice President and
                                            General Counsel